                                                                     EXHIBIT 3.4

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                  EMAGEON INC.

                        Dated ____________________, 2004

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                                TABLE OF CONTENTS

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                                                                                                        Page
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
ARTICLE I  OFFICES.................................................................................       1
    Section 1.     Registered Office...............................................................       1
    Section 2.     Other Offices...................................................................       1
    Section 3.     Books and Records...............................................................       1

ARTICLE II  STOCKHOLDERS...........................................................................       1
    Section 1.     Place of Meetings...............................................................       1
    Section 2.     Annual Meetings of Stockholders.................................................       1
    Section 3.     Special Meetings of Stockholders................................................       1
    Section 4.     Notice of Stockholders' Meetings................................................       2
    Section 5.     Manner of Giving Notice; Affidavit of Notice....................................       2
    Section 6.     Quorum..........................................................................       2
    Section 7.     Adjourned Meeting and Notice Thereof............................................       2
    Section 8.     Voting..........................................................................       2
    Section 9.     Waiver of Notice or Consent by Absent Stockholders..............................       3
    Section 10.    No Stockholder Action by Written Consent Without a Meeting......................       3
    Section 11.    Record Date for Stockholder Notice and Voting...................................       3
    Section 12.    Proxies.........................................................................       4
    Section 13.    Inspectors of Election; Opening and Closing the Polls...........................       4
    Section 14.    Nomination and Stockholder Business Bylaw.......................................       4

ARTICLE III  DIRECTORS.............................................................................       8
    Section 1.     Powers..........................................................................       8
    Section 2.     Number and Qualifications of Directors..........................................       8
    Section 3.     Classes of Directors............................................................       8
    Section 4.     Terms of Office.................................................................       9
    Section 5.     Allocation of Directors Among Classes in the Event of Increases or Decreases
                   in the Number of Directors......................................................       9
    Section 6.     Vacancies; Resignation..........................................................       9
    Section 7.     Place of Meetings and Telephonic Meetings.......................................      10
    Section 8.     Regular Meetings................................................................      10
    Section 9.     Special Meetings and Notice.....................................................      10
    Section 10.    Quorum..........................................................................      10
    Section 11.    Waiver of Notice................................................................      11
    Section 12.    Adjournment.....................................................................      11
    Section 13.    Notice of Adjournment...........................................................      11
    Section 14.    Action Without Meeting..........................................................      11
    Section 15.    Fees and Compensation of Directors..............................................      11

ARTICLE IV  COMMITTEES.............................................................................      11
    Section 1.     Committees of Directors.........................................................      11


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
    Section 2.     Meetings and Action of Committees...............................................      12

ARTICLE V  OFFICERS................................................................................      12
    Section 1.     Officers........................................................................      12
    Section 2.     Appointment of Officers.........................................................      12
    Section 3.     Subordinate Officers, etc.......................................................      13
    Section 4.     Removal and Resignation of Officers.............................................      13
    Section 5.     Vacancies in Office.............................................................      13
    Section 6.     Chairman of the Board...........................................................      13
    Section 7.     Chief Executive Officer.........................................................      13
    Section 8.     President and Vice Presidents...................................................      14
    Section 9.     Vice Presidents.................................................................      14
    Section 10.    Chief Financial Officer.........................................................      14
    Section 11.    Secretary.......................................................................      14
    Section 12.    Assistant Secretaries...........................................................      15
    Section 13.    Treasurer.......................................................................      15
    Section 14.    Assistant Treasurer.............................................................      16

ARTICLE VI  GENERAL CORPORATE MATTERS..............................................................      16
    Section 1.     Record Date for Purposes Other Than Notice and Voting...........................      16
    Section 2.     Checks, Drafts, Evidences of Indebtedness.......................................      16
    Section 3.     Corporate Contracts and Instruments, How Executed...............................      16
    Section 4.     Stock Certificates..............................................................      17
    Section 5.     Transfers.......................................................................      17
    Section 6.     Lost Certificates...............................................................      17
    Section 7.     Voting of Securities............................................................      17
    Section 8.     Construction and Definitions....................................................      18
    Section 9.     Fiscal Year.....................................................................      18
    Section 10.    Seal............................................................................      18

ARTICLE VII  AMENDMENTS............................................................................      18
    Section 1.     Power of Directors to Amend.....................................................      18
    Section 2.     Power of Stockholders to Amend..................................................      18


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                           AMENDED AND RESTATED BYLAWS
                                       OF
                                  EMAGEON INC.

                                   ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of Emageon Inc. (hereinafter, called the "corporation") shall be the office of its registered agent at 9 East Loockerman Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of the corporation's registered agent at such address shall be National Registered Agents, Inc. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

         Section 3. Books and Records. The books and records of the corporation may be kept within or without the State of Delaware as the board of directors from time to time determine or the business of the corporation may require. The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. Annual Meetings of Stockholders. The annual meeting of stockholders shall be held each year on a date and time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

         Section 3. Special Meetings of Stockholders. A special meeting of the stockholders may be called at any time by only the chairman of the board of directors, the chief executive


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officer (or if there is no chief executive officer, the president), or by the board of directors of the corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders.

         Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with
Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and in the case of a special meeting, the general nature of the business to be transacted.

         Section 5. Manner of Giving Notice; Affidavit of Notice. If mailed, notice shall be deemed to have been given when deposited in the mail, postage prepaid, directed to the stockholder at his address appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

         Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 7. Adjourned Meeting and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

         When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article
II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 8. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II. Such vote may be by voice vote or by ballot, at the discretion of the chairman of the meeting. Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but, if the stockholder fails to specify the number of shares such


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stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote. If a quorum is present, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, the certificate of incorporation or these bylaws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

         Section 9. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

         Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

         Section 10. No Stockholder Action by Written Consent Without a Meeting. Stockholders may take action only at a regular or special meeting of stockholders. Stockholders may not take action by written consent.

         Section 11. Record Date for Stockholder Notice and Voting. For purposes of determining the holders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Delaware General Corporation Law.

         If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


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         Section 12.    Proxies. Each stockholder of record entitled to vote at
a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent or by a transmission permitted by law (including electronic transmission) and delivered to the secretary of the corporation. No stockholder may authorize more than one proxy for his shares. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this bylaw may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing or transmission delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of such proxy, unless otherwise provided in the proxy.

         Section 13. Inspectors of Election; Opening and Closing the Polls. The corporation shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

         The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         Section 14.    Nomination and Stockholder Business Bylaw.

         (A)      Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the board of directors or
                           (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this


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                           bylaw, the stockholder must have given timely notice
                           thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than the close of business on the 90th calendar day in advance of the first anniversary of the date the corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the corporation no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made, whichever comes first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to applicable federal securities laws, including, without limitation, Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice (1) such stockholder's name and address, as they appear on the corporation's books, (2) the class and number of shares of stock of the corporation which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination; and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made (D) such beneficial owner's name and address, (E) the class and number of shares of stock of the corporation which are beneficially owned by such beneficial owner, (F) a description of all arrangements or understandings between such beneficial owner and each


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                           proposed nominee and any other person or persons
                           (including their names) pursuant to which the nomination(s) are to be made and (G) a representation whether the beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock requirement to elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder's notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the corporation. A stockholder shall not have complied with this paragraph (A)(2) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder's nominee in contravention of the representations with respect thereto required by this paragraph (A)(2).

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                  (4)      Notwithstanding the foregoing provisions of paragraph
                           (A)(2) of this bylaw, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of paragraph (A)(2) of this bylaw, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall be brought before the meeting pursuant to the corporation's notice of meeting. A stockholder's nomination of one or more persons for election to the board of directors shall only be permitted to be made at a special meeting of stockholders if: (i) the corporation's notice of such meeting specified that directors are to be elected at such


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special meeting; (ii) such stockholder was a stockholder of record entitled to vote at the meeting at the time of giving of notice provided for in this bylaw; and (iii) if such stockholder complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this bylaw shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C)      General.

                  (1) Meetings of stockholders shall be presided over by the chairman of the board, if any, or in the chairman's absence by the vice chairman of the board, if any, or in the vice chairman's absence by the chief executive officer, or in the chief executive officer's absence, by the president, or in the president's absence by a vice president, or in the absence of all of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The secretary shall act as secretary of the meeting, but in the secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  (2) The board of directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of


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

                           the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                  (3) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and authority to determine the procedures of a meeting of stockholders, including, without limitation, the authority to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (4) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
                           Section 13, 14 or 15(d) of the Exchange Act.

                  (5) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock, if any, to elect directors under certain circumstances.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         Section 2. Number and Qualifications of Directors. The number of directors of the Corporation shall be not less than three (3), such number to be fixed from time to time by the board of directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.

         Section 3. Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the board of directors.

         Section 4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2006; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2007; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2008; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

         Section 5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.

         Section 6. Vacancies; Resignation. Any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

         A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, retirement, resignation or removal of any director, or if the board of directors declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         Any director may resign or voluntarily retire upon giving written notice to the chairman of the board, the president, the secretary or the board of directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the board of directors may elect a successor to take office when the retirement or resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 7. Place of Meetings and Telephonic Meetings. All regular meetings of the board of directors may be held at any place within or without the State of Delaware that has been designated from time to time by the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

         Section 8. Regular Meetings. Regular meetings of the board of directors shall be held at such time as shall from time to time be determined by the board of directors. Such regular meetings may be held without notice provided that notice of any change in the determination of time of such meeting shall be sent to all of the directors. Notice of a change in the determination of the time shall be given to each director in the same manner as for special meetings of the board of directors.

         Section 9. Special Meetings and Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, any three directors, or by one director in the event there is only a single director in office.

         Notice of any special meeting of directors shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice via first-class mail to such director's last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         Section 10. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors.

         Section 11. Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         Section 12. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 13. Notice of Adjournment. Notice of the time and place of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in
Section 9 of this Article III, to the directors who were not present at the time of the adjournment.

         Section 14. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing or by electronic transmission to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consents or electronic transmissions shall be filed with the minutes of the proceedings of the board.

         Section 15. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by the board of directors or by a committee to which the board has delegated such authority.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Committees of Directors. The board of directors may designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         (a) the approval of any action which, under the Delaware General Corporation Law, also requires the approval of the full board of directors, or the stockholders of the outstanding shares;

         (b) the filling of vacancies on the board of directors or in any committee;

         (c) the amendment or repeal of bylaws or the adoption of new bylaws;

         (d) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

         (e) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

         (f) the appointment of any other committees of the board of directors or the members thereof.

         Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 7 (place of meetings), 8 (regular meetings), 9 (special meetings and notice), 10 (quorum), 11 (waiver of notice), 11 (adjournment), 13 (notice of adjournment) and 14 (action without meetings), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolution of the board of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the board of directors. The board of directors may also adopt such other rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a chief financial officer, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant secretaries, one or more assistant treasurers, and such other officers and assistant officers as may be appointed in accordance with the provisions of section 4.03 below. Any number of offices may be held by the same person. In its discretion, the board of directors may leave unfilled for any period it may fix any office. None of the officers except the chairman of the board need be directors of the corporation. No officer need be a stockholder of the corporation

         Section 2. Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall hold his office until he shall resign or be removed or otherwise disqualified to serve or his successor shall be appointed in accordance with the provisions of Section 3 of this Article V. Any number of officers may be appointed.

         Section 3. Subordinate Officers, etc. The board of directors may appoint, and may empower a committee of the board, the chairman of the board or another officer to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

         Section 6. Chairman of the Board. The chairman of the board, if one is appointed, shall be a director of the corporation and, if present, shall preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. The chairman of the board may be an employee of the corporation or may be a non-employee director, in the discretion of the board.

         Section 7. Chief Executive Officer. The chief executive officer shall have general supervision, direction and control of the business and affairs of the corporation, subject to the control of the board of directors and, unless otherwise determined by the board of directors, shall be the chief executive officer of the corporation. The chief executive officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws. In the absence or disability of the chief executive officer or his refusal or neglect to act or if the office of chief executive officer be vacant, the chairman of the board or, upon designation by the board of directors, the president or a vice president, shall perform the duties and exercise the powers of the chief executive officer, subject to the right of the board of directors at any time to extend or confine such powers and duties or to assign them to others. Each officer other than the chief executive officer shall have the authority and shall perform the duties set forth in these bylaws or, to the extent consistent with the bylaws, the duties prescribed by the board of directors, by the chief executive officer, or by an officer authorized by the board of directors to prescribe the duties of such officer. Any designation of such duties by the chief executive officer or other officer shall be subject to review by the board of directors.

         Section 8. President and Vice Presidents. The president shall have such powers and perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer and shall generally assist the chief executive officer in such manner as the chief executive officer shall direct. In the absence or disability of the president or his refusal or neglect to act or if the office of president be vacant, upon designation by the board of directors or chief executive officer, a vice president shall perform the duties and exercise the powers of the president, subject to the right of the board of directors or chief executive officer at any time to extend or confine such powers and duties or to assign them to others. Each vice president shall have such powers and perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer and shall generally assist the chief executive officer in such manner as the chief executive officer shall direct.

         Section 9. Vice Presidents. In the absence or disability of the president or his refusal or neglect to act , a vice president designated by the board of directors shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as form time to time may be prescribed for them respectively by the board of directors or the bylaws.

         Section 10. Chief Financial Officer. The chief financial officer (who may have such additional titles as shall from time to time be assigned to him by these bylaws or by the board of directors) shall be the principal financial officer of the corporation and shall have such powers and perform such duties as shall from time to time be assigned to him by these bylaws, the board of directors or the chief executive officer.

         Section 11. Secretary. The secretary shall have all powers and duties usually incident to the office of the secretary of a corporation, except as specifically limited by the board of directors, and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer. Within this authority and in the course of his duties, the secretary shall:

         (A) Minutes of Meetings. Keep at the place where the bylaws or a copy thereof are kept a record of the proceedings of meetings of the corporation's board of directors, committees of the board of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the board of directors, the number of shares or members present or represented at stockholders meetings, and the proceedings thereof.

         (B) Sign or Attest Documents and Affix Seal. Sign, certify, or attest such documents as may be required by law or the business of the corporation, and keep the corporate seal, if any, and affix it to such instruments as may be necessary or proper.

         (C) Notices. See that all notices are duly given in accordance with the provisions of these bylaws or as required by law. In case of the absence or disability of the secretary, or his refusal or neglect to act, notice may be given and served by an assistant secretary or by the chief executive officer, the president or vice presidents, if any, or by the board of directors.

         (D) Custodian of Records and Seal. Be custodian of the records and of the seal of the corporation, and to the extent required by law, see that such seal is engraved, lithographed, printed, stamped, impressed on, or affixed to, all certificates for shares prior to their issuance and to all documents, the execution of which, on behalf of the corporation under its seal, is duly authorized in accordance with the provisions of these bylaws.

         (E) Secretary of Meetings. Act as secretary of meetings of the stockholders and board of directors except as otherwise provided in these bylaws.

         (F) Absence of Secretary. In case of the absence or disability of the secretary or his refusal or neglect to act, the assistant secretary, or if there be none, the treasurer, acting as assistant secretary, may perform all of the functions of the secretary. In the absence or inability to act, or refusal or neglect to act of the secretary, the assistant secretary, and treasurer, any person thereunto authorized by the chief executive officer, the president or vice presidents, if any, or by the board of directors, may perform the functions of the secretary.

         Section 12. Assistant Secretaries. At the request of the secretary, or in his absence or disability, any assistant secretary, designated as set forth in these bylaws, shall perform all the duties of the secretary, and, when so acting, he shall have all the powers of, and be subject to all the restrictions on, the secretary. Assistant secretaries shall perform such other duties as from time to time may be assigned to him by the board of directors or the secretary.

         Section 13. Treasurer. The treasurer shall have all the powers and duties usually incident to the office of treasurer, except as specifically limited by the board of directors, and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer. Within this authority and in the course of his duties, the treasurer shall:

         (A) Funds: Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the board of directors.

         (B) Funds: Receipt and Disbursement. Receive, and give receipt for, moneys due and payable to the corporation from any source whatever, and disburse, or cause to be disbursed, the funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

         (C) Maintain Accounts. Keep and maintain adequate and correct accounts of the corporation's properties and business transactions including account of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares.

         (D) Reports. The treasurer shall make such reports and statements of his transactions as treasurer as may be required of him by the chief executive officer, the board of directors or by applicable law.

         (E) Absence of Treasurer. In case of the absence or disability of the treasurer or his refusal or neglect to act, the assistant treasurer, or if there be none, the secretary acting as assistant treasurer may perform all of the functions of the treasurer. In the absence or inability to act, or refusal or neglect to act, of both the assistant treasurer and the secretary, any person thereunto authorized by the chief executive officer, the president or vice presidents, if any, or by the board of directors may perform the functions of the treasurer.

         Section 14. Assistant Treasurer. At the request of the treasurer, or in his absence or disability, the assistant treasurer designated as set forth in these bylaws shall perform all the duties of the treasurer, and when so acting, shall have all the powers of, and be subject to all restrictions on, the treasurer. The assistant treasurer shall perform such other duties as from time to time may be assigned to him by the board of directors or the treasurer.

                                   ARTICLE VI

                            GENERAL CORPORATE MATTERS

         Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) nor less than ten (10) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Delaware General Corporation Law.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.

         Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the board of directors.

         Section 3. Corporate Contracts and Instruments, How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 4. Stock Certificates. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid. All certificates shall be signed in the name of the corporation by the chairman of the board, the chief executive officer or the president or vice president and by the chief financial officer, the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 5. Transfers. Except as otherwise established by rules and regulations adopted by the board of directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

         Section 6. Lost Certificates. Except as hereinafter in this Section 6 provided, no new stock certificate shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may in case any stock certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board of directors may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 7. Voting of Securities. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all stock of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all stock by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

         Section 8. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of the bylaws. All references in these bylaws to the certificate of incorporation shall refer to the certificate of incorporation of the corporation as amended and in effect from time to time. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. Any determination that any provision of these bylaws is for nay reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

         Section 9. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 10. Seal. The seal of the corporation shall be round and shall bear the name of the corporation and words and figures denoting its organization under the laws of the State of Delaware and year thereof, or shall be in such form as shall be approved from time to time by the board of directors.

                                   ARTICLE VII

                                   AMENDMENTS

         Section 1. Power of Directors to Amend. Subject to any limitation or restriction imposed by or contained in the corporation's certificate of incorporation, the board of directors shall have the power to alter, amend or repeal the bylaws of the corporation or adopt new bylaws for the corporation.

         Section 2. Power of Stockholders to Amend. Subject to any limitation or restriction imposed by or contained in the corporation's certificate of incorporation, the stockholders shall have the power to alter, amend or repeal the bylaws of the corporation or adopt new bylaws of the corporation upon the approval by stockholders owning not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, unless such alteration, amendment or repeal has been approved by a majority of those directors of the corporation who are not affiliated or associated with any person or entity holding 10% or more of the voting power of the outstanding capital stock of the corporation.